Exhibit 99.1

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UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

SHIVA STEIN,	:
:
Plaintiff,	:	Civil Action No.
:
v.	:	COMPLAINT FOR VIOLATIONS OF
	:	SECTIONS 14(a) AND 20(a) OF THE
MONOTYPE IMAGING HOLDINGS, INC.,	:	SECURITIES EXCHANGE ACT OF
EILEEN A. CAMPBELL, GAY W. GADDIS,	:	1934
ROGER J. HEINEN JR., SCOTT LANDERS,	:
PAMELA F. LENEHAN, PETER J. SIMONE,	:	JURY TRIAL DEMANDED
DENISE F. WARREN, AND TIMOTHY	:
B. YEATON,	:
:
Defendants.	:

Shiva Stein (“Plaintiff”), by and through her attorneys, alleges the following upon information and belief, including investigation of counsel and review of publicly-available information, except as to those allegations pertaining to Plaintiff, which are alleged upon personal knowledge:

1.    This is an action brought by Plaintiff against Monotype Imaging Holdings, Inc. (“Monotype or the “Company”) and the members of Monotype’s board of directors (the “Board” or the “Individual Defendants” and collectively with the Company, the “Defendants”) for their violations of Section 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. 240.14a-9 and 17 C.F.R. § 244.100, in connection with the proposed acquisition of Monotype by Marvel Parent, LLC and affiliates (“Marvel”). Marvel and its affiliates are controlled by investment funds affiliated with HGGC, LLC, a private equity firm.

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2.    Defendants have violated the above-referenced Sections of the Exchange Act by causing a materially incomplete and misleading Proxy Statement on Schedule 14A (the “Proxy Statement”) to be filed on August 26, 2019 with the United States Securities and Exchange Commission (“SEC”) and disseminated to Company stockholders. The Proxy Statement recommends that Company stockholders vote in favor of a proposed transaction whereby Marvel Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Marvel, will merge with and into Monotype with Monotype surviving the merger and becoming a wholly owned subsidiary of Marvel (the “Proposed Transaction”). Pursuant to the terms of the definitive agreement and plan of merger the companies entered into (the “Merger Agreement”), each Monotype common share issued and outstanding will be converted into the right to receive $19.85 (the “Merger Consideration”).

3.    As discussed below, Defendants have asked Monotype stockholders to support the Proposed Transaction based upon the materially incomplete and misleading representations and information contained in the Proxy Statement, in violation of Sections 14(a) and 20(a) of the Exchange Act. Specifically, the Proxy Statement contains materially incomplete and misleading information concerning the Company’s financial forecasts and financial analyses conducted by the financial advisor of the Company, J.P. Morgan Securities LLC (“J.P. Morgan”), in support of its fairness opinion, and relied upon by the Board in recommending the Company’s stockholders vote in favor of the Proposed Transaction.

4.    It is imperative that the material information that has been omitted from the Proxy Statement is disclosed to the Company’s stockholders prior to the forthcoming stockholder vote so that they can properly exercise their corporate suffrage rights.

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5.    For these reasons and as set forth in detail herein, Plaintiff seeks to enjoin Defendants from taking any steps to consummate the Proposed Transaction unless and until the material information discussed below is disclosed to Monotype stockholders or, in the event the Proposed Transaction is consummated, to recover damages resulting from the Defendants’ violations of the Exchange Act.

JURISDICTION AND VENUE

6.    This Court has subject matter jurisdiction pursuant to Section 27 of the Exchange Act (15 U.S.C. § 78aa) and 28 U.S.C. § 1331 (federal question jurisdiction) as Plaintiff alleges violations of Section 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9.

7.     Personal jurisdiction exists over each Defendant either because the Defendant conducts business in or maintains operations in this District, or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction over defendant by this Court permissible under traditional notions of fair play and substantial justice.

8.    Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as under 28 U.S.C. § 1391, because Monotype in incorporated in this District.

PARTIES

9.    Plaintiff is, and has been at all relevant times, the owner of Monotype common stock and has held such stock since prior to the wrongs complained of herein.

10.    Individual Defendant Eileen A. Campbell has served as a member of the Board since 2018.

11.    Individual Defendant Gay W. Gaddis has served as a member of the Board since 2014.

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12.    Individual Defendant Roger J. Heinen Jr. has served as a member of the Board since 2006.

13.    Individual Defendant Scott Landers has served as a member of the Board since 2016, when he was also named President and Chief Executive Officer of the Company.

14.    Individual Defendant Pamela F. Lenehan has served as a member of the Board since 2006 and was appointed Chair of the Board in 2018.

15.    Individual Defendant Peter J. Simone has served as a member of the Board since 2006.

16.    Individual Defendant Denise F. Warren has served as a member of the Board since 2018.

17.    Individual Defendant Timothy B. Yeaton has served as a member of the Board since 2012.

18.    Defendant Monotype is incorporated in Delaware and maintains its principal offices at 600 Unicorn Park Drive, Woburn, MA 01801. The Company’s common stock trades on the NASDAQ Stock Exchange under the symbol “TYPE.”

19.    The defendants identified in paragraphs 10-17 are collectively referred to as the “Individual Defendants” or the “Board.”

20.    The defendants identified in paragraphs 10-18 are collectively referred to as the “Defendants.”

SUBSTANTIVE ALLEGATIONS

A.    The Proposed Transaction

21.     Monotype, incorporated on August 11, 2005, is engaged in the development, marketing and licensing of technologies and fonts. The Company empowers expression and engagement for creatives, designers, engineers and marketers. For marketers, it enables

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engagement with a customer’s brand enthusiasts and measurement of content interactions in digital environments, such as mobile messaging and social media platforms. The Company organizes its business operations into two areas: creative professionals and original equipment manufacturer (OEM). For Creative Professional market, the Company provides content across multiple devices and mediums. Its solutions, which include type, branded mobile content, visual content marketing solutions, custom design services, and tools and technologies that enable the creative process, are licensed through its direct sales channel, e-commerce platforms and partner platforms. It also provides consumer device manufacturers and independent software vendors (ISVs) with the right solutions for delivering consistent, compelling user experiences.

22.    On July 26, 2019, the Company announced the Proposed Transaction:

WOBURN, Mass. & PALO ALTO, Calif.—(BUSINESS WIRE)— Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced that it has entered into a definitive agreement under which HGGC, a leading middle market private equity firm, will acquire all outstanding shares of Monotype common stock for $19.85 per share in cash, representing an aggregate equity value of approximately $825 million.

The $19.85 per share cash consideration represents a premium of approximately 23% to Monotype’s closing share price on July 25, 2019, the last full trading day before today’s announcement. The transaction, which was unanimously approved by Monotype’s Board of Directors, is expected to close in the fourth quarter of 2019. Following completion of the transaction, Monotype expects it will remain headquartered in Woburn, MA.

Pamela Lenehan, Chair of the Monotype Board of Directors, said, “We are pleased to reach this agreement with HGGC, which enables our shareholders to realize immediate value at a significant premium for their shares. This transaction is clear recognition of the tremendous value and reputation that Monotype has built.”

Scott Landers, President and Chief Executive Officer, said, “Over the last several years, Monotype has strategically shifted its business from primarily serving a small group of OEM manufacturers to one that addresses the needs of thousands of brands and millions of

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creative professionals worldwide. As a private company, we will have the financial support and added flexibility to invest in ways that deliver more value and improve the overall experience for our customers. This transaction is a testament to our talented employees and their dedication to serving our customers, and we look forward to partnering with HGGC as we continue helping customers maximize their customer engagement in today’s digital, mobile and global landscape.”

Rich Lawson, CEO and Co-Founder at HGGC, commented, “We have been impressed with the quality and expertise of the Monotype team led by Scott, whose relentless commitment to customers has helped brands realize their full identity and express it to the world. We look forward to working together to help advance Monotype’s strategy and continue delivering the products and services that allow for brand expression and differentiation.”

“We are honored to partner with Monotype, a proven innovator that is continually pushing the boundaries with next-generation font technology and creative customer-centric solutions,” said David Chung, Executive Director at HGGC. “As a private company, Monotype will be well positioned to fully leverage its world-class intellectual property and design capabilities to generate growth and become a greater resource to thousands of customers around the world,” added Bill Conrad, Principal at HGGC.

Transaction Details

Under the terms of the merger agreement, Monotype’s Board of Directors, with the assistance of its financial advisor, will conduct a 30-day “go-shop” process following the date of the announcement of the merger agreement, during which it will actively initiate, solicit, encourage and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that offer alternative acquisition proposals. Monotype will have the right to terminate the merger agreement to accept a superior proposal, subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” process will result in a superior proposal or that any other transaction will be approved or completed, and Monotype does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors makes a determination requiring further disclosure.

The proposed transaction is subject to, among other customary closing conditions, approval by the holders of a majority of the shares of Monotype common stock, the expiration or termination of

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any applicable waiting periods under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and the receipt of all clearances, approvals and/or authorizations required by German antitrust laws. There are no financing contingencies contemplated under the terms of the merger agreement. Following completion of the transaction, Monotype will become a privately-held company and shares of Monotype’s common stock will no longer be listed on any public market. Monotype will not continue paying its quarterly dividend through transaction close.

Advisors

J.P. Morgan is serving as exclusive financial advisor to Monotype, and Goodwin Procter LLP is serving as legal counsel. Deutsche Bank Securities Inc. is serving as exclusive financial advisor to HGGC and will also be the left lead arranger on the debt financing for the transaction. Kirkland & Ellis LLP is serving as legal counsel to HGGC.

* * *

23.     It is imperative that Monotype’s stockholders are provided with the material information that has been omitted from the Proxy Statement, so that they can meaningfully assess whether or not the Proposed Transaction is in their best interests prior to the forthcoming stockholder vote.

B.    The Materially Incomplete and Misleading Proxy Statement

24.    On August 26, 2019, Monotype filed the Proxy Statement with the SEC in connection with the Proposed Transaction. The Proxy Statement was furnished to the Company’s stockholders and solicits the stockholders to vote in favor of the Proposed Transaction. The Individual Defendants were obligated to carefully review the Proxy Statement before it was filed with the SEC and disseminated to the Company’s stockholders to ensure that it did not contain any material misrepresentations or omissions. However, the Proxy Statement misrepresents and/or omits material information that is necessary for the Company’s stockholders to make an informed decision concerning whether to vote in favor of the Proposed Transaction, in violation of Sections 14(a) and 20(a) of the Exchange Act.

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Omissions and/or Material Misrepresentations Concerning Monotype Financial Projections

25.    The Proxy Statement fails to provide material information concerning financial projections by Monotype’s management and relied upon by J.P. Morgan in its analyses. The Proxy Statement discloses management-prepared financial projections for the Company which are materially misleading. The Proxy Statement indicates that the Company prepared certain non- public financial forecasts (the “Company Projections”) and provided them to the Board and J.P. Morgan with forming a view about the stand-alone valuation of the Company. Proxy Statement at 36. Accordingly, the Proxy Statement should have, but fails to provide, certain information in the projections that Monotype management provided to the Board and J.P. Morgan. Courts have uniformly stated that “projections … are probably among the most highly-prized disclosures by investors. Investors can come up with their own estimates of discount rates or [] market multiples. What they cannot hope to do is replicate management’s inside view of the company’s prospects.” In re Netsmart Techs., Inc. S’holders Litig., 924 A.2d 171, 201-203 (Del. Ch. 2007).

26.    For the Company Projections, the Proxy Statement provides values for non-GAAP (Generally Accepted Accounting Principles) financial metrics EBITDA and Unlevered Free Cash Flow from 2019 through 2023, but fails to provide: (i) the line items used to calculate the non- GAAP measures, or (ii) a reconciliation of these non-GAAP metrics to their most comparable GAAP measures, in direct violation of Regulation G and consequently Section 14(a). Proxy Statement at 62.

27.    When a company discloses non-GAAP financial measures in a proxy statement that were relied on by a board of directors to recommend that stockholders exercise their corporate

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suffrage rights in a particular manner, the company must, pursuant to SEC regulatory mandates, also disclose all projections and information necessary to make the non-GAAP measures not misleading, and must provide a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial measure disclosed or released with the most comparable financial measure or measures calculated and presented in accordance with GAAP. 17 C.F.R. § 244.100.

28.    The SEC has noted that:

companies should be aware that this measure does not have a uniform definition and its title does not describe how it is calculated. Accordingly, a clear description of how this measure is calculated, as well as the necessary reconciliation, should accompany the measure where it is used. Companies should also avoid inappropriate or potentially misleading inferences about its usefulness. For example, ‘free cash flow’ should not be used in a manner that inappropriately implies that the measure represents the residual cash flow available for discretionary expenditures, since many companies have mandatory debt service requirements or other non-discretionary expenditures that are not deducted from the measure.1

29.    Thus, to cure the Proxy Statement and the materially misleading nature of the forecasts under SEC Rule 14a-9 as a result of the omitted information in the Proxy Statement, Defendants must provide a reconciliation table of the non-GAAP measure to the most comparable GAAP measure. At the very least, the Company must disclose the line item forecasts for the financial metrics that were used to calculate the aforementioned non-GAAP measures. Such forecasts are necessary to make the non-GAAP forecasts included in the Proxy Statement not misleading.

[1]	U.S. Securities and Exchange Commission, Non-GAAP Financial Measures, last updated April 4, 2018, available at: https://www.sec.gov/divisions/corpfin/guidance/nongaapinterp.htm.

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30.    With respect to the Public Trading Multiples Analysis, the Proxy Statement fails to disclose the individual multiples and financial metrics for each company selected by J.P. Morgan. Proxy Statement at 57.

31.     With respect to the Discounted Cash Flow Analysis for Monotype, the Proxy Statement fails to disclose: (i) the unlevered free cash flows and projected terminal values for the Company; (ii) the inputs and assumptions underlying the range of discount rates ranging from 8.25% to 10.25%; (iii) the inputs and assumptions underlying the use of a 3.0% terminal value growth rate and terminal growth rates ranging from 2.5% to 3.5%; (iv) the basis for applying EBITDA exit multiples ranging from 7.0x to 9.0x; (v) stock-based compensation used to calculate the unlevered free cash flows; and (vi) the number of the Company’s fully diluted shares outstanding as of June 30, 2019. Proxy Statement at 58-59.

32.    In sum, the omission of the above-referenced information renders statements in the Proxy Statement materially incomplete and misleading in contravention of the Exchange Act. Absent disclosure of the foregoing material information prior to the special stockholder meeting to vote on the Proposed Transaction, Plaintiff will be unable to make a fully-informed decision regarding whether to vote in favor of the Proposed Transaction, and she is thus threatened with irreparable harm, warranting the injunctive relief sought herein.

CLAIMS FOR RELIEF

COUNT I

On Behalf of Plaintiff Against All Defendants for Violations of

Section 14(a) of the Exchange Act and Rule 14a-9 and 17 C.F.R. § 244.100

33.    Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

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34.    Rule 14a-9, promulgated by the SEC pursuant to Section 14(a) of the Exchange Act, provides that proxy communications with stockholders shall not contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9.

35.    Defendants have issued the Proxy Statement with the intention of soliciting stockholder support for the Proposed Transaction. Each of the Defendants reviewed and authorized the dissemination of the Proxy Statement and the use of their name in the Proxy Statement, which fails to provide critical information regarding, among other things, financial analyses that were prepared by J.P. Morgan and relied upon by the Board in recommending the Company’s stockholders vote in favor of the Proposed Transaction.

36.    In so doing, Defendants made untrue statements of fact and/or omitted material facts necessary to make the statements made not misleading. Each of the Individual Defendants, by virtue of their roles as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a). The Individual Defendants were therefore negligent, as they had reasonable grounds to believe material facts existed that were misstated or omitted from the Proxy Statement, but nonetheless failed to obtain and disclose such information to stockholders although they could have done so without extraordinary effort.

37.    Defendants were, at the very least, negligent in preparing and reviewing the Proxy Statement. The preparation of a Proxy Statement by corporate insiders containing materially false or misleading statements or omitting a material fact constitutes negligence. Defendants were negligent in choosing to omit material information from the Proxy Statement or failing to notice the material omissions in the Proxy Statement upon reviewing it, which they were required to do

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carefully. Indeed, Defendants were intricately involved in the process leading up to the signing of the Merger Agreement and the preparation and review of strategic alternatives and the Company’s financial projections.

38.    The misrepresentations and omissions in the Proxy Statement are material to Plaintiff, who will be deprived of her right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the vote on the Proposed Transaction. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

COUNT II

On Behalf of Plaintiff Against the Individual Defendants for Violations of Section 20(a) of the Exchange Act

39.    Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

40.    The Individual Defendants acted as controlling persons of Monotype within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as directors of Monotype, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Proxy Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of Monotype, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading.

41.    Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

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42.     In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of Monotype, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein, and exercised the same. The omitted information identified above was reviewed by the Board prior to voting on the Proposed Transaction. The Proxy Statement at issue contains the unanimous recommendation of the Board to approve the Proposed Transaction. The Individual Defendants were thus directly involved in the making of the Proxy Statement.

43.    In addition, as the Proxy Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Proxy Statement purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions.

44.    By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

45.    As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed.

46.    Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

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RELIEF REQUESTED

WHEREFORE, Plaintiff demands injunctive relief in her favor and against the Defendants jointly and severally, as follows:

A.     Preliminarily and permanently enjoining Defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Proposed Transaction, unless and until Defendants disclose the material information identified above which has been omitted from the Proxy Statement;

B.     Rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof, or granting Plaintiff rescissory damages;

C.     Directing the Defendants to account to Plaintiff for all damages suffered as a result of their wrongdoing;

D.     Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and

E.     Granting such other and further equitable relief as this Court may deem just and proper.

JURY DEMAND
Plaintiff demands a trial by jury.

Dated: August 27, 2019		RIGRODSKY & LONG, P.A.

	By:	/s/ Gina M. Serra
OF COUNSEL:		Brian D. Long (#4347)
Gina M. Serra (#5387)
WOLF HALDENSTEIN ADLER		300 Delaware Avenue, Suite 1220
FREEMAN & HERZ LLP		Wilmington, DE 19801
Gloria Kui Melwani		Telephone: (302) 295-5310
270 Madison Avenue		Facsimile: (302) 654-7530
New York, NY 10016		Email: bdl@rl-legal.com
Telephone: (212) 545-4600		Email: gms@rl-legal.com
Facsimile: (212) 686-0114
Email: melwani@whafh.com		Attorneys for Plaintiff